1STANDARD TEXAS LEASE

LESSOR:	Peterson Place Partners, Ltd. (5-11-07)

LESSEE:	“MASTER LEASE” CAIN, WATTERS & ASSOCIATES, P.C. 5580 Peterson Ln., Dallas, Texas 75240 (see exhibit “C” for Suite Number/Size/Specific Tenant)

TRADE NAME:

1.	LEASE TERMS

1.01
Premises:  The Premises referred to in this Lease contain approximately 43,639 rentable square feet and is located on Exhibit “A” attached. The address of the leased Premises is:  5580 Peterson Lane, Dallas, Texas, 75240. The above set forth square footage of the Premises may be revised, at any time, at Lessor’s election, if Lessor’s architect determines, at any time, such square footage to be inaccurate in any material degree.

1.02	Project: The Project consists of approximately 54,124 rentable square feet.

1.03	Lessee’s Notice Address: Cain Watters & Associates, 5580 Peterson Lane, Suite 250, Dallas, Texas 75240

1.04	Lessor’s Notice Address: Peterson Place Partners, 5580 Peterson Lane, Suite 135, Dallas, Texas, 75240.

1.05	Lessee’s Permitted Use: Office space.

1.06	Lease Term: The Lease Term commences on July 1, 2007 and ends on June 30, 2012

1.07	Base Monthly Rent: $65,458.50 in lawful money of the United States of America.

1.08	Security Deposit: -0- in lawful money of the United States of America.

1.09	Proportionate Share: Lessee’s Proportionate Share is .80627%.

1.10	Expense Base Year: The calendar year 2007.

1.11	Tax Base Year: The calendar year commencing on Jan. 1, 2007 and ending on Dec. 31, 2007.

1

2.          DEMISE AND POSSESSION

2.01          Lessor leases to Lessee and Lessee leases from Lessor the Premises described in 1.01. By entering the Premises, Lessee acknowledges that it has examined the Premises and accepts the Premises in their present condition subject to any additional work Lessor has agreed to do as stated on Exhibit B.

2.02          If for any reason Lessor cannot deliver possession of the Premises on the date the Lease commences, Lessor shall not be subject to any liability nor shall the validity of this Lease be affected. If Lessee has not caused such delay there shall be a proportionate reduction of the Base Monthly Rent covering the period between the commencement of the Lease Term and the date when Lessor can deliver possession. However, either Lessor or Lessee, unless it is the cause of the delay, has the right to cancel this Lease by written notification if possession of the Premises is not delivered within ninety (90) days of the date the Lease Term commences.

3.          BASE MONTHLY RENT

3.01          Base Monthly Rent: On the first day of each calendar month of the Lease Term, Lessee will pay, without deduction or offset, prior notice or demand, Base Monthly Rent at the place designated by Lessor. However, the first month’s rent is due and payable upon execution of this Lease. In the event that the Term of this Lease commences or ends on a day other than the first day of a calendar month, a prorated amount of Base Monthly Rent shall be due upon execution and it will be calculated using a thirty (30) day month.

3.02          Any installment of rent or any other charge payable which is not paid within three (3) days after it becomes due will be considered past due and Lessee will pay to Lessor as Additional Rent a late charge equal to ten percent (10%) of such installment or the sum of twenty-five dollars ($25.00) whichever is greater, for each month or fractional month transpiring from the date due until paid. A twenty-five dollar ($25.00) handling charge will be paid by Lessee to Lessor for each returned check and, thereafter, Lessee will pay all future payments of rent or other charges due by money order or cashier’s check.

3.03          The amount of the Base Monthly Rent includes projected construction of Lessee’s improvements as indicated on Exhibit “B” attached. In the event that Lessee requests Lessor to construct additional improvements and/or final construction costs exceed original estimates, Lessor may increase the Base Monthly Rent according to the terms and conditions outlined on Exhibit “B”, or elsewhere in this Lease.

4.          ADDITIONAL RENT

4.01          All charges payable by Lessee other than Base Monthly Rent are called “Additional Rent”. Unless this Lease provides otherwise, Additional Rent is to be paid with the next monthly installment of Base Monthly Rent and is subject to the provisions of 3.02.  The term “rent” whenever used in this Lease means Base Monthly Rent and Additional Rent.

4.02          Based on Lessee’s Proportionate Share defined in 1.11, Lessee agrees to pay as Additional Rent to Lessor its proportionate share of any parking charges, utility surcharges, occupancy taxes, or any other costs resulting from the statutes or regulations, or interpretations thereof, enacted by any governmental authority in connection with the use or occupancy of the Project or the parking facilities serving the Project, or any part thereof.

4.03          Operating Expenses (See attached exhibit “D” typical annual expenses:)

“Expense Comparison Year”:  Each calendar year after the Expense Base Year.

A.           “Operating Expenses” are all costs and expenses of ownership, operation, maintenance, management, repair and insurance of the Project, as determined according to generally accepted accounting principles applied by Lessor in its sole discretion, including, but not limited to the following costs:  all supplies, materials, labor and equipment, used in or related to the operation and maintenance of the Project; all utilities, including but not limited to, water, electricity, gas, heating, lighting, sewer, waste disposal, security, air-conditioning and ventilating costs and all charges relating to the use, ownership or operation of the Project; all maintenance, management, janitorial and service agreements related to the Project; all legal expenses and accounting costs; all insurance premiums and costs, including but not limited to the premiums and costs of fire, casualty and liability coverage, rent abatement and earthquake insurance and any other type of insurance related to the Project; all maintenance costs relating to the public and service areas within and around the Project, including but not limited to, sidewalks, landscaping, service areas, driveways, parking areas, walkways, building exteriors (including painting), signs and directories, including for example, costs of resurfacing and restriping parking areas; amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project; all Lessor’s costs in managing, maintaining, repairing, operating and insuring the Project, including for example, clerical, supervisory and janitorial staff; however, such costs shall not include depreciation on the Project, loan payments, executive salaries, or real estate broker commissions.

B.           If the Operating Expenses incurred or paid by Lessor for any Expense Comparison Year during the Lease Term are greater than the Operating Expenses incurred or paid by Lessor for the Expense Base Year, then Lessee will pay as Additional Rent an amount equal to the increase (Subject to the limitation of the 8% expense Base Stop calculation) multiplied by Lessee’s Proportionate Share as defined in 1.11.  In the event of any partial Expense Comparison Year, Lessee will pay the increase, if any, based on the number of days of the Expense Comparison Year included within the Lease Term.

See attached example exhibit “E” calculation on base year charges:

C.           By the end of the first six (6) months of the current calendar year the “Estimated” operating expenses for the current year will be calculated.  A six (6) month bill for the “Estimated” operating expenses will be invoiced.  The final operating expenses bill will be determined in January of the following year.  This bill will reflect the actual operating expenses for the calendar year less the amount paid from the first six (6) months bill which was “Estimated”.  The final Base year bill will be due and payable within forty five (45) days of the receipt of the final invoice.

D.           Lessee will not be entitled to any reduction, refund, offset, allowance or rebate in Base Monthly Rent or any other sums due if the Operating Expenses for any Expense Comparison Year are less than those of the Expense Base Year nor shall the failure by Lessor to provide Lessee with a statement by April 1st of each year constitute a waiver by Lessor of its right to collect Lessee’s share of any increase in Operating Expenses.  In addition, if for any reason Lessor should not elect to bill Lessee for lump sum Operating Expense increases or estimates for a particular Expense Comparison Year, Lessor’s right to charge Lessee for such expenses in subsequent years is not waived.

4.04          Taxes
A.           As Additional Rent, Lessee will reimburse Lessor upon demand for all taxes payable by Lessor (other than net income) as defined and stated in the following paragraphs.

B.           Definitions:

“Tax Base Year” is the tax fiscal year as indicated in 1.14.  However, if the project in which the Premises are located is not yet fully assessed or completed as improved real property by the tax fiscal year shown in 1.14, the Tax Base Year is the year in which the first tax bill reflects the full assessed value of the Property.

“Tax Comparison Year” is each tax fiscal year commencing on the anniversary of the Tax Base Year and ending twelve (12) months thereafter.

“Real Property Taxes” are:  (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax or fee on Lessor’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, and road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction, or based upon a re-assessment of the Project due to a change in ownership or transfer of all or part of Lessor’s interest in the Property; and (v) any charge or fee replacing, substituting for, or in addition to any tax previously included within the definition of real property tax.  Real Property Taxes do not, however, include Lessor’s federal or state income, franchise, inheritance or estate taxes.

C.           If the Real Property Taxes incurred or paid by Lessor for any Tax Comparison Year ending or commencing during the Lease Term, are greater than the Real Property Taxes incurred or paid by Lessor for the Tax Base Year, then Lessee will pay Lessor an amount equal to the increase multiplied by Lessee’s Proportionate Share as indicated in 1.11.  In the event of any partial Tax Comparison Year, Lessee shall pay the increase, if any, based on the number of days of such Tax Comparison year included within the Lease Term.

D.           Following the end of each Tax Comparison Year, Lessor will provide Lessee a statement of Lessor’s best estimate of Lessee’s share of the increase in Real Property Taxes for the coming year over the costs for the Tax Base Year, but failure to do so by Lessor does not constitute a waiver of its rights to collect Lessee’s share of the increase in Real Property Taxes.  This amount will be divided by twelve (12) and beginning with the next regular Base Monthly Rent payment, Lessee will pay 1/12th  of the increase multiplied by the number of elapsed months from the commencement of the Tax Comparison Year and thereafter will continue to pay 1/12th  of the increase each month until Lessee receives the next Tax Comparison Year’s statement.  By April 1st following each Tax Comparison Year, Lessor will provide Lessee a statement showing the total actual Real Property Taxes for the fiscal year just ended, and Lessee’s share of any increase over the Tax Base Year.  If Lessee’s estimates paid to date for the preceding fiscal year are less than Lessee’s share of the increase, Lessee will pay the difference concurrently with the next payment of Base Monthly Rent.  In the event that Lessee has paid more than his share of estimates for the preceding fiscal year, Lessor will credit the amount towards Lessee’s future Real Property Tax obligations.  Thereafter if any succeeding Tax Comparison Year results in a further increase in Real Property Taxes, Lessee will pay, upon receipt of the statement, a lump sum equal to its share of the total increase over the Tax Base Year less the total of the monthly estimate installments paid in that Tax Comparison Year, and the monthly estimate installments for the next Tax Comparison Year will be adjusted to reflect Lessor’s new best estimate.

E.           Personal Property Taxes:  Lessee will pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Lessee.  Lessee will have personal property taxes billed separately from the Project.  If any of Lessee’s personal property is taxed with the Project, Lessee will pay Lessor the taxes for the personal property upon demand by Lessor.

5.           SECURITY DEPOSIT

5.01          Intentionally left blank.

5.02          If Lessee defaults with respect to any provision of this Lease, Lessor may retain, use or apply all or any part of the Security Deposit to compensate Lessor for any loss or damage suffered by Lessee’s default including but not limited to, the payment of Base Monthly Rent, Additional Rent or other rental sums due, and for payment of amounts Lessor is obligated to spend by reason of Lessee’s default. If any portion is so retained, used or applied, Lessee, upon demand, will deposit with Lessor an amount sufficient to restore the deposit to its original amount, as adjusted per 1.08, except as otherwise provided by law.  Lessor will not be required to keep the Security Deposit separate from its general funds, and Lessee will not be entitled to interest on it.  If Lessee fully and faithfully performs every provision of this Lease, the Security Deposit or a balance thereof will be returned to Lessee within the time frame permitted by law.  In no event will Lessee have the right to apply any part of the Security Deposit to any rents payable under this Lease.

6.           LEASE DOCUMENTATION FEE

6.01          Intentionally left blank.

7.           USE OF PREMISES; QUIET CONDUCT

7.01          The Premises may be used and occupied only for Lessee’s Permitted Use as shown in 1.05 and for no other purpose, without obtaining Lessor’s prior written consent.  Lessee will comply with all covenants, conditions and restrictions affecting the Premises.  Lessee will promptly comply with all laws, ordinances, orders and regulations affecting the Premises.  Lessee will not perform any act or carry on any practices that may injure the Project or the Premises or be a nuisance or menace, or disrupt the quiet enjoyment of other lessees in the Project including but not limited to equipment which causes vibration, use or storage of chemicals, or heat or noise which is not properly insulated.  Lessee will not cause, maintain or permit any outside storage on or about the Premises.  In addition, Lessee will not allow any condition or thing to remain on or about the Premises which diminishes the appearance or aesthetic qualities of the Premises and/or the Project or the surrounding property.  The keeping of a dog or other animal on or about the Premises is expressly prohibited.

7.02          Hazardous Material.  Lessor represents and warrants that, with respect to the Premises and the building and land upon which the Premises are located, all of which are hereinafter referred to as the “Property”, Lessor has not received written notice from any governmental agency with respect to any hazardous condition on the Property related to any toxic or contaminated materials or substances.  In the event Lessor does receive such a notice, Lessor agrees to take such action as is necessary to bring the Property into compliance with notice subject to the rights of Lessor to contest the validity of applicability of such notice.  In the event Lessor does not cure, in a timely fashion, the violation described in such notice, Lessee shall have the right to terminate this Lease upon 90 days written notice to Lessor.

Lessee covenants not to introduce any toxic material onto the Project.  Without limiting the generality of the foregoing, Lessee shall not store, use or dispose of any toxic material in or on the Project.  Lessee shall comply with all applicable Federal, State, and local law or ordinances pertaining to the storage, use or disposal of any toxic material.

8.           TENANT IMPROVEMENTS (Attached exhibit “F” typical capital improvements:)

8.01          Tenant Improvements to be performed in the Premises, if any, will be performed in accordance with the terms and provisions entitled “Lessor’s Work” contained in “Exhibit B” attached.  Thereafter during the Lease Term, Lessor will be under no obligation to alter, change, decorate or improve the Premises.

9.           PARKING

9.01          Lessee and Lessee’s customers, suppliers, employees, and invitees have the non-exclusive right to park in common with other lessees in the parking facilities as designated by Lessor.  Lessee agrees not to overburden the parking facilities and agrees to cooperate with Lessor and other lessees in the use of the parking facilities.  Lessor reserves the right to, on an equitable basis, assign specific spaces with or without charge to Lessee as Additional Rent, make changes in the parking layout from time to time, and to establish reasonable time limits on parking.

10.          UTILITIES

10.01        Serviced Space:  Lessor will provide to the Premises between the hours of 8 a.m.  and 6 p.m., Monday through Friday or any other time periods established by Lessor:

A.           All utilities, including heat, electricity, gas, power and air-conditioning, if any, as are commercially reasonable for normal office use.  If Lessee uses heat, water, electricity, gas, power or air-conditioning in excess of normal office use, Lessor may separately meter such services at Lessee’s expense where applicable, or Lessor, may, at its sole discretion, measure or estimate the increased use and Lessee will pay Lessor, on demand, the amount of the measured or estimated increase.  Lessor will also provide water for restroom facilities (if any).  However, Lessee will pay all services directly contracted for by Lessee.

B.           Such janitorial service as is commercially reasonable.

10.02        Lessor will not be liable or deemed in default to Lessee nor will there be any abatement of rent for any interruption or reduction of utilities or services not caused by any act of Lessor or any act reasonably beyond Lessor’s control.  Lessee agrees to comply with energy conservation programs implemented by Lessor by reason of enacted laws or ordinances.

10.03        Lessee will contract and pay for all telephone and such other services for the Premises subject to the provisions of 11.02.

11.          ALTERATIONS, MECHANIC’S LIENS

11.01        Lessee will not make any alterations to the interior of the Premises, without Lessor’s prior written consent which will not be unreasonably withheld.  If Lessor gives its consent, no such alterations will proceed without Lessor’s prior written approval of (i) Lessee’s contractor, (ii) certificates of insurance by Lessee’s contractor for public liability and automobile liability and property damage insurance with limits not less than $1,000,000/$250,000/$500,000 respectively endorsed to show Lessor as an additional insured and for worker’s compensation as required, (iii) detailed plans and specifications for such work and (iv) Lessee agrees that it will have its contractor execute a waiver of mechanic’s lien and that Lessee will guarantee that any mechanic’s lien placed against the Project will be removed by Lessee within thirty (30) days of receipt of notice of intent to file lien.  In addition, before alterations may begin, valid building permits or other permits or licenses required must be furnished to Lessor, and, once the alterations begin, Lessee will diligently and continuously pursue their completion.  At Lessor’s option, any alterations may become part of the realty and belong to Lessor without compensation to Lessee and will pass title to Lessor under this Lease as by a Bill of Sale.  If requested by Lessor, Lessee will pay, prior to the commencement of construction, an amount determined by Lessor necessary to cover the costs of demolishing such alterations and/or the cost of returning the Premises to their condition before any such alteration.  Lessor may also require Lessee to provide Lessor, at Lessee’s sole cost and expense, a payment and performance bond in form acceptable to Lessor, in a principal amount not Less than one and one-half times the estimated cost of such alterations, to insure Lessor against any liability for mechanic’s and material men’s liens and to insure completion of the work.

11.02        Notwithstanding anything in 11.01, Lessee may, with written consent of Lessor, install trade fixtures, equipment, and machinery in conformance with the ordinances of the applicable city and county, and they may be removed upon termination of this Lease provided the Premises are not damaged by their removal.

11.03        All private telephone systems and/or other related telecommunications equipment and lines may not be installed without Lessor’s prior written consent.  In addition, if Lessor gives consent all equipment must be installed within Lessee’s Premises and, upon termination of this Lease removed and the Premises restored to the same condition as before such installation.

11.04        Lessee will pay all costs for alterations and will keep the Premises, the Project and the underlying property free from any liens arising out of work performed for, materials furnished, to or obligation incurred by Lessee.

11.05        Lessor will have the right to construct or permit construction of tenant improvements in or about the Project for existing and new lessees and to alter any public areas in and around the Project.  Notwithstanding anything which may be contained in this Lease, Lessee understands this right of Lessor and agrees that such construction will not be deemed to constitute a breach of this Lease by Lessor and Lessee waives any such claim which it might have arising from such construction.

12.          FIRE INSURANCES; HAZARD AND LIABILITY INSURANCE

12.01        Except as expressly provided as Lessee’s Permitted Use, or as otherwise consented to by Lessor in writing, Lessee shall not do or permit anything to be done within or about the Premises which will increase the existing rate of insurance on the Project or cause the cancellation of any insurance policy covering the Project.  Nor shall Lessee keep, use or sell, or permit anyone to keep, use or sell, any article in or about the Premises, which may be prohibited by the standard form of fire and other insurance policies.  Lessee shall, at its sole cost and expense, comply with any requirements pertaining to the Premises or any insurance organization insuring the Project and Project-related apparatus.  Lessee agrees to pay to Lessor, as Additional Rent, any increases in premiums on policies resulting from Lessee’s Permitted Use or other use consented to by Lessor which increases Lessor’s premiums or requires extended coverage by Lessor to insure the Premises.

12.02        Lessee, at all times during the term of this Lease and at Lessee’s sole expense, will maintain a policy of standard fire and extended coverage insurance with “all risk” coverage on all Lessee’s improvements and alterations in or about the Premises and on all personal property and equipment to the extent of at least ninety percent (90%) of their full replacement value.  The proceeds from this policy will be used by Lessee for the replacement of personal property and equipment and the restoration of Lessee’s improvements and/or alterations.  This policy will contain an express waiver, in favor of Lessor, of any right of subrogation by the insurer.

12.03        Lessee, at all times during the term of this Lease and at Lessee’s sole expense, will maintain a policy of comprehensive general liability coverage with limits of not less than $1,000,000 combined single limit for bodily injury and property damage insuring against all liability of Lessee and its authorized representatives arising out of or in connection with Lessee’s use or occupancy of the Premises.  This policy of insurance will name Lessor as an additional insured and will include an express waiver of subrogation by the insurer in favor of Lessor and will release Lessor from any claims for damage to any person to the Premises, and to the Project, and to Lessee’s personal property, equipment, improvements and alterations in or on the Premises of the Project, caused by or resulting from risks which are to be insured against by Lessee under this Lease.

12.04        All insurance required to be provided by Lessee under this Lease will (a) be issued by an insurance company authorized to do business in the state in which the Premises are located and which is satisfactory to Lessor, (b) be primary and noncontributing with any insurance carried by Lessor, and (c) contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Lessor before cancellation or change in coverage, scope or limit of any policy.  Lessee will deliver a certificate of insurance or a copy of the policy to Lessor within thirty (30) days of execution of the Lease and will provide evidence of renewed insurance coverage at each anniversary, prior to the expiration of any current policies.  Lessee’s failure to provide evidence of this coverage to Lessor may, in Lessor’s sole discretion, constitute a default under this Lease.

13.          INDEMNIFICATION

13.01        Lessee waives all claims against Lessor for damage to any property in or about the Premises and for injury to any persons, including death resulting therefrom, regardless of cause or time of occurrence.  Lessee will defend, indemnify and hold Lessor harmless from and against any and all claims, actions, proceedings, expenses, damages and liabilities, including attorneys’ fees, arising out of, connected with, or resulting from any use of the Premises by Lessee, its employees, agents, visitors or licensees, including, without limitation, any failure of Lessee to comply fully with all of the terms and conditions of this Lease, except for any damage or injury which is the direct result of intentional acts by Lessor, its employees, agents, visitors or licensees.

14.          REPAIRS

14.01        Lessee shall, at its sole expense, keep and maintain the Premises and every part thereof (excepting air-conditioning, common use equipment, exterior walls and roofs, which Lessor agrees to repair unless damages are due to the neglect or intentional acts of Lessee or its agents, employees, visitors, or licensees), including interior windows, skylights, doors, any store fronts and the interior of the Premises, in good and sanitary order, condition and repair.  The standard for comparison and need of repair will be the condition of the Premises at the time of commencement of this Lease and all repairs will be made by a licensed and bonded contractor approved by Lessor.

14.02        Lessee will not make repairs to the Premises at the cost of Lessor, whether by deduction of rent or otherwise or vacate the Premises or terminate the Lease with abatement or termination of rent because repairs are not made.  If during the Term, any alteration, addition or change to the Premises is required by legal authorities, Lessee, at its sole expense, shall promptly make the same.  Lessor reserves the right to make any such repairs not repaired or maintained in good condition by Lessee and Lessee shall reimburse Lessor for all such costs upon demand.

14.03        Lessor will not be liable for any failure to make any repairs or perform any maintenance and there will be no abatement of rent, nor liability of Lessor by reason of any injury to or interference with Lessee’s business arising from the making or failure to make any repair, alteration or improvement in or to any portion of the Premises or to Lessee’s fixtures, appurtenances and equipment.

14.04        If repairs deemed necessary by Lessor or any government authority are not made by Lessee within the prescribed time frame as requested in writing, Lessee shall be in default of this Lease.

15.          AUCTIONS, SIGNS, LANDSCAPING

15.01        Lessee will not conduct or permit to be conducted any sale by auction on the Premises.  Lessor will have the right to control landscaping and approve the placement, size, and quality of signs.  Lessee will not make alterations or additions to the landscaping and will not place signs which are visible from the outside of any buildings of the Project without prior written consent of Lessor.  Lessor will have the right in its sole discretion to withhold its consent.  Any signs not in conformity with this Lease may be removed by Lessor at Lessee’s expense.

16.          ENTRY BY LESSOR

16.01        Lessee will permit Lessor and Lessor’s agents to enter the Premises at all reasonable times for the purpose of inspecting the same, or for the purpose of maintaining the Project, or for the purpose of making repairs, alterations or additions to any portion of the Project, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, or for the purpose of posting notices of no responsibility for alterations, additions or repairs, or for the purpose of showing the Premises to prospective tenants during the last six months of the Lease Term, or placing upon the Project any usual or ordinary “for sale” signs, without any rebate of rents and without any liability to Lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned.  Lessee will permit Lessor at any time within sixty (60) days prior to the expiration of this Lease, to place upon the Premises any usual or ordinary “to let” or “to lease” signs.  For each of the above purposes, Lessor will at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee’s vaults and safes and filing cabinets.  Lessee will not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Lessor, which will not be unreasonably withheld.  If Lessor gives its consent, such work shall be undertaken by a locksmith approved by Lessor, at Lessee’s sole cost, and Lessee will furnish Lessor with a key.  Lessor retains the right to charge Lessee for restoring any altered doors to their condition prior to the installation of the new or additional locks.

17.          ABANDONMENT

17.01        Lessee will not vacate or abandon the Premises at any time during the Lease Term or permit the Premises to remain unoccupied.  If Lessee abandons, vacates or surrenders the Premises, or is dispossessed by process of law, or otherwise, any personal property belonging to Lessee left in or about the Premises will, at the option of Lessee be deemed abandoned and may be disposed of by Lessor in the manner provided for by the laws of the state in which the Premises are located.

18.          LANDLORD’S LIEN/STORAGE

18.01        As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a line upon all property of Lessee now or subsequently located upon the Leased Premises.  If Lessee abandons or vacates any substantial portion of the Leased Premises or is in default in the payment of any rent or additional rent, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Lessor may enter upon the Leased Premises, whether by changing or picking locks, and take possession pursuant to paragraph 22.01 of this Lease of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales to the highest bidder all of Lessee’s title and interest in the personal property sold to him.  The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney’s fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease; any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

18.02        Any and all property which may be removed from the Premises by Lessor pursuant to the authority of this Lease or of law, to which Lessee is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Lessor at the risk, cost and expense of Lessee, and Lessor shall in no event be responsible for the value, preservations or safekeeping thereof.  Lessee shall pay to Lessor, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Lessor’s possession or under Lessor’s control.  Any such property of Lessee not taken by Lessee from storage within 30 days after removal from the Premises shall, at Lessor’s option, be deemed conveyed by Lessee to Lessor under this Lease as by a bill of sale without further payment or credit by Lessor to Lessee.

19.          DESTRUCTION

19.01        Should the Premises or the building on the Premises be partially destroyed by any cause not the fault of Lessee (or any person in or about the Premises with the consent, expressed or implied, of Lessee), this Lease will continue in full force and effect and Lessor, at Lessor’s own cost and expense, will promptly commence the work of repairing and restoring the Premises to their prior condition providing that the work can be accomplished under all applicable government laws and regulations within sixty (60) working days from the date of damage at a cost not exceeding twenty-five percent (25%) of the total replacement cost of the Premises.  Within thirty (30) days of the occurrence of partial destruction, Lessor may terminate this Lease as of the date of the occurrence if nine (9) months or less remain in the Lease Term.

Should the Premises or the building in which the Premises are a part be so far destroyed by any cause not the fault of Lessee (or any person in or about the Premises with the consent, expressed or implied, of Lessee) that they cannot be repaired or restored to their former condition within sixty (60) days of the date of damage or at a cost exceeding twenty-five percent (25%) of the total replacement cost of the Premises or the building as the case may be, Lessor may at Lessor’s option either:

A.           Continue this Lease in full force and effect by repairing and restoring, at Lessor’s own cost and expense, the Premises to their former condition; or

B.           Terminate this Lease by giving Lessee written notice of such termination.

Should the Premises be partially or totally destroyed by any cause of Lessee, or any person in or about the Premises with the consent, expressed or implied of Lessee, this Lease will remain in full force and effect and Lessee shall immediately commence work to repair the damage and diligently pursue its completion in accordance with the provisions of paragraph 11 hereof.

Any insurance proceeds received by Lessor because of the total or partial destruction of the Premises or the building on the Premises will be the sole property of Lessor, free from any claims by Lessee, and may be used by Lessor for whatever purposes Lessor may desire.

Should Lessor elect to repair and restore the Premises to their former condition, or should Lessor be required to restore the Premises to their former condition, there will be a proportional abatement in the amount of rent payable during the period of repair and restoration as long as Lessee (or any person in or about the Premises with the consent, expressed or implied of Lessee) is not the cause of the total or partial destruction.  The rent due under the terms of the Lease will be reduced between the date of destruction and the date of completion of restoration and repairs based on the extent to which destruction interferes with Lessee’s use of the Premises.

20.          ASSIGNMENT, SUBLETTING AND TRANSFERS OF OWNERSHIP

20.01        Lessee will not, without Lessor’s prior written consent, assign, sell, mortgage, encumber, convey, or otherwise transfer all or any part of Lessee’s leasehold estate, or permit the Premises to be occupied by anyone other than Lessee and Lessee’s employees or sublet the Premises or any portion thereof (collectively called “Transfer”).  Lessee must supply Lessor with any and all documents deemed necessary by Lessor to evaluate any proposed Transfer at least sixty (60) days in advance of Lessee’s proposed Transfer date.

20.02        Lessor, within thirty (30) days after receipt of such documents, may terminate this Lease on the date the Transfer was to have taken effect; in this event, Lessor may, but is not obligated to, effect a transfer directly with the transferee.  In the case of a sublease, Lessor will also have the right to terminate this Lease with respect to that portion of the Premises subleased or that portion of the term during which the sublease is in effect, in which event, Lessee’s liability and this Lease will remain in full force and effect for the remainder of the Premises or term.

20.03        If Lessor does not terminate this Lease, in whole or in part, as stated in Section 20.02, Lessor will not unreasonably withhold its consent except that such consent need not be granted if:  (a) in the reasonable judgment of Lessor the transferee is of a character or is engaged in a business which is not in keeping with the standards of Lessor for the Project; (b) in the reasonable judgment of Lessor any purpose for which the transferee intends to use the Premises is not in keeping with the standards of Lessor for the Project; provided in no event may any purpose for which transferee intends to use the Premises be in violation of this Lease; (c) the portion of the Premises subject to the transfer is not regular in shape with appropriate means of entering and exiting, including adherence to any local, county or other governmental codes, or is not otherwise suitable for the normal purposes associated with such a Transfer; or (d) Tenant is in default under this Lease or any other lease with Lessor.

20.04        In the event Lessor consents to a Transfer, Lessee will pay Lessor the excess, if any, of the rent and other charges reserved in the Transfer over the allocable portion of the rent and other charges hereunder for that portion of the Premises subject to the Transfer.  For the purpose of this section, the rent reserved in the Transfer will be deemed to include any lump sum payment or other consideration given to Lessee in consideration for the Transfer.  Lessee will pay or cause the transferee to pay to Lessor this additional rent together with the monthly installments of rent due.

20.05        Any consent to any Transfer which may be given by Lessor, or the acceptance of any rent, charges or other consideration by Lessor from Lessee or any third party, will not constitute a waiver by Lessor of the provisions of this Lease or a release of Lessee from the full performance by it of the covenants stated herein; and any consent given by Lessor to any Transfer will not relieve Lessee (or any transferee of Lessee) from the above requirements for obtaining the written consent of Lessor to any subsequent Transfer.

20.06        If a default under this Lease should occur while the Premises or any part of the Premises are assigned, sublet or otherwise transferred, Lessor, in addition to any other remedies provided for within this Lease or by law, may at its option collect directly from the transferee all rent or other consideration becoming due to Lessee under the Transfer and apply these monies against any sums due to Lessor by Lessee; and Lessee authorizes and directs any transferee to make payments of rent or other consideration direct to Lessor upon receipt of notice from Lessor.  No direct collection by Lessor from any transferee should be construed to constitute a novation or a release of Lessee or any guarantor of Lessee from the further performance of its obligations in connection with this Lease.

21.          BREACH BY LESSEE

21.01        Lessee will be in breach of this Lease if at any time during the term of this Lease (and regardless of the pendency of any bankruptcy, organization, receivership, insolvency or other proceedings in law, in equity or before any administrative tribunal which have or might have the effect of preventing Lessee from complying with the terms of this Lease):

A.           Lessee fails to make payment of any installment of Base Monthly Rent, Additional Rent, or of any other sum herein specified to be paid by Lessee; or

B.           Lessee fails to observe or perform any of its other covenants, agreements or obligations hereunder; or

C.           Lessee becomes insolvent, makes a transfer in fraud of its creditors, makes a transfer for the benefit of its creditors, voluntarily files for bankruptcy, is adjudged bankrupt or insolvent in proceedings filed against Lessee, a receiver, trustee, or custodian is appointed for all or substantially all of Lessee’s assets, fails to pay its debts as they become due, convenes a meeting of all or a portion of its creditors, or performs any acts of bankruptcy or insolvency, including the selling of its assets to pay creditors; or

D.           Lessee has abandoned the Premises.

22.          REMEDIES OF LESSOR UPON LESSEE’S DEFAULT

22.01        Repossession of Premises:  Upon any termination of this Lease, whether by lapse of time or upon termination of Lessee’s right to possession without termination of the Lease, Lessee will surrender possession and vacate the Premises immediately and deliver possession to Lessor.  Lessor reserves all rights and remedies available to it pursuant to the terms and conditions of this Lease as well as under state law, including but not limited to its statutory right to change locks.  Lessee hereby grants Lessor the full and free right, whether by changing or picking locks, if necessary, to enter and repossess the Premises, with or without process of law.  Lessee releases Lessor of any liability for any damage resulting therefrom and waives any right to claim damage for such re-entry.  Lessee also agrees that Lessor’s right to re-lease or any other right given to Lessor hereunder or by operation of law is not relinquished.

22.02        Termination of Lease After Breach:  If Lessee breaches this Lease and abandons the Premises before the end of the term, or if its right to possession is terminated by Lessor because of Lessee’s breach of this Lease, then this Lease may be terminated by Lessor at its option.  On such termination Lessor may recover from Lessee, in addition to the remedies permitted by law:

A.           The worth, at the time of the award, of the unpaid Base Monthly Rents and Additional Rents which had been earned at the time of termination;

B.           The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rents and Additional Rents which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

C.           The worth, at the time of the award, of the amount by which the unpaid Base Monthly Rents and Additional Rents for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for such period that Lessee proves could be reasonably avoided; and

D.           Any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee’s breach of its obligations under this Lease, or which in the ordinary course of events would be likely to result therefrom.  The detriment proximately caused by Lessee’s breach will include, without limitation, (i) expenses for cleaning, repairing or restoring the Premises, (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, (iii) brokers’ fees and commissions, advertising costs and other expenses of reletting the Premises, (iv) costs of carrying the Premises such as taxes, insurance premiums, utilities and security precautions, (v) expenses in retaking possession of the Premises, (vi) attorneys’ fees and court costs, (vii) any unearned brokerage commissions paid in connection with this Lease, (viii) parking fees or occupancy taxes due under the Lease, (ix) reimbursement of any previously waived Base Rent, Additional Rent, free rent, or reduced rental rate, and (x) any concession made or paid by Lessor to the benefit of Lessee in consideration of this Lease including, but not limited to, any moving allowances, contributions or payments by Lessor or tenant improvements or build-out allowances, or assumption by Lessor of any of Lessee’s previous lease obligations.

22.03        Continuation of Lease After Breach: Notwithstanding the foregoing, in the event Lessee has breached this Lease, this Lease, at Lessor’s option, will continue in full force and effect so long as Lessor does not terminate Lessee’s right to possession of the Premises, and in such event Lessor may enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due.  In addition, Lessor shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Subparagraph 22.03, the following acts by Lessor will not constitute the termination of Lessee’s right to possession of the premises:

A.           Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Lessor shall consider advisable for the purpose of reletting the Premises or any part thereof; or

B.           The appointment of a receiver upon the initiative of Lessor to protect Lessor’s interest under this Lease or in the Premises.

22.04        In the event of bankruptcy, Lessee assigns to Lessor all its rights, title and interest in the Premises as security for its obligations and covenants set forth in this Lease.

22.05        Definitions and Incidental Rights:

A.           The “worth, at the time of the award” of the amounts referred to in 22.02A, and 22.02B, will be computed by allowing interest at the rate of ten percent (10%) per annum.  “The worth, at the time of the award” of the amount referred to above in 22.02C will be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco in effect at the time of award, plus one percent (1%).

B.           Any efforts by Lessor to lessen the damages caused by Lessee’s breach of this Lease will not waive Lessor’s right to recover the damages set forth above.

C.           Nothing herein will be construed to affect other provisions of this Lease regarding Lessor’s right to indemnification from Lessee for liability arising prior to the termination of this Lease for personal injuries or property damage.

D.           No right or remedy conferred upon or reserved to Lessor in this Lease is intended to be exclusive of any other right or remedy granted to Lessor by statute or common law, and each and every such right and remedy will be cumulative.

23.          SURRENDER OF LEASE NOT MERGER

23.01        The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, will not work a merger and will, at the option of Lessor, terminate all or any existing transfers, or may, at the option of Lessor, operate as an assignment to it of any or all of such transfers.

24.          ATTORNEYS FEES /COLLECTION CHARGES

24.01        In the event of any legal action or proceeding between the parties hereto, actual attorneys’ fees and expenses of the prevailing party in any such action or proceeding will be added to the judgment therein.  Should Lessor be named as defendant in any suit brought against Lessee in connection with or arising out of Lessee’s occupancy hereunder, Lessee will pay to Lessor its costs and expenses incurred in such suit, including actual attorneys’ fees.

24.02        If Lessor utilizes the services of an attorney at law for the purpose of collecting any rent due and unpaid by Lessee after three (3) days’ written notice to Lessee of such nonpayment of rent or in connection with any other breach of this Lease by Lessee, Lessee agrees to pay Lessor actual attorneys’ fees as determined by Lessor for such services, regardless of the fact that no legal action may be commenced or filed by Lessor.

25.          CONDEMNATION

25.01        If twenty-five percent (25%) or more of the Premises is taken for any public or quasi-public purpose by any lawful government power or authority, by exercise of the right of appropriation, reverse condemnation, condemnation or eminent domain, or sold to prevent such taking, the Lessee or the Lessor may at its option terminate this Lease as of the effective date thereof.  Lessee will not because of such taking assert any claim against the Lessor or the taking authority for any compensation because of such taking, and Lessor will be entitled to receive the entire amount of any award without deduction for any estate of interest of Lessee.  If less than twenty-five percent (25%) of the Premises is taken, Lessor at its option may terminate this Lease.  If Lessor does not so elect, Lessor will promptly proceed to restore the Premises to substantially its same condition prior to such partial taking, allowing for any reasonable effects of such taking, and a proportionate allowance will be made to Lessee for the rent corresponding to the time during which, and to the part of the Premises which, Lessee is deprived on account of such taking and restoration.

26.          RULES AND REGULATIONS

26.01        Lessee will faithfully observe and comply with the Rules and Regulations printed on or attached to this Lease and Lessor reserves the right to modify and amend them as it deems necessary.  Lessor will not be responsible to Lessee for the nonperformance by any other lessee or occupant of the Project of any of said Rules and Regulations.

27.          ESTOPPEL CERTIFICATE

27.01        Lessee will execute and deliver to Lessor, upon not less than ten (10) days prior written notice, a statement in writing certifying that this Lease is in full force and effect and that the Base Rent and Additional Rent payable hereunder is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which rent and other charges are paid in advance, if any, and acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults if they are claimed.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.  Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee that (1) this Lease is in full force and effect, without modification except as may be represented by Lessor; (2) there are no uncured defaults in Lessor’s performance; and (3) not more than one (1) month’s rents has been paid in advance.

28.          SALE BY LESSOR

28.01        In the event of a sale or conveyance by Lessor of the Project the same shall operate to release Lessor from any liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of Lessee, and in such event lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease.  This Lease will not be affected by any such sale, and Lessee agrees to attorn to the purchaser or assignee.

29.          NOTICES

29.01        All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments, or designations under this Lease by either party to the other will be in writing and will be considered sufficiently given and served upon the other party if sent by certified mail, return receipt requested, postage prepaid.

30.          NO WAIVER

30.01        The failure of Lessor to insist in any one or more cases upon the strict performance of any term, covenant or condition of this Lease will not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition; nor shall any delay or omission by Lessor to seek a remedy for any breach of this Lease be deemed a waiver by Lessor of its remedies or rights with respect to such a breach.

31.          LESSEE’S INTENT

31.01        If Lessee intends to vacate the Premises on the Lease Expiration date, Lessee will give Lessor ninety (90) days prior written notice of such intent to vacate the Premises.  If Lessee remains in the Premises after the Lease Expiration date, and has not given such prior written notice to Lessor, such continuance of possession by Lessee will be deemed to be a month-to month tenancy at the sufferance of Lessor terminable on thirty (30) day notice at any time by either party.  All provisions of this Lease, except those pertaining to term and rent, will apply to the month-to-month tenancy.  Lessee will pay Base Monthly Rent in an amount equal to 150% of rents payable for the last full calendar month during the regular term.

32.           PROJECT PLAN

32.01        In the event Lessor requires the Premises for use in conjunction with another suite or for other reasons connected with the Project planning program, Lessor, upon notifying Lessee in writing, shall have the right to move Lessee to space in the Project of which the Premises forms a part, at Lessor’s sole cost and expense (excluding private telephone systems which Lessee must bear the cost of moving and installing), and the terms and conditions of the original Lease will remain in full force and effect excepting that the Premises will be in a new location and the Base Monthly Rent and any Additional Rent will be adjusted as necessary to reflect any increase or decrease in square footage.  However, if the new space does not meet with Lessee’s approval, Lessee will have the right to cancel this Lease upon giving Lessor thirty (30) days’ notice with ten (10) days of receipt of Lessor’s notification.  Should Lessee elect to cancel the Lease as provided in this paragraph, the effective expiration date will equal the projected move-in date of the suite Lessor wishes Lessee to move to as indicated in Lessor’s written notification to Lessee.

33.          DEFAULT OF LESSOR/LIMITATION OF LIABILITY

33.01        In the event of any default by Lessor hereunder, Lessee agrees to give notice of such default, by registered mail, to Lessor at Lessor’s Notice Address as stated in 1.04 and to offer Lessor a reasonable opportunity to cure the default.

In the event of any actual or alleged failure, breach or default hereunder by Lessor, Lessee’s sole and exclusive remedy will be against Lessor’s interest in the Project, and no partner of Lessor will be sued, be subject to service of process, or have a judgment obtained against him in connection with any alleged breach or default, and no writ of execution will be levied against the assets of any partner, shareholder or officer of Lessor.  The covenants and agreements are enforceable by Lessor and also by any partner, shareholder or officer of Lessor.

34.          EXPANSION CLAUSE

34.01        If during the Lease Term, Lessee executes a lease within the Project for space larger than the present Premises with a lease equal to that which remains on this Lease or one (1) year, whichever is greater, with a Base Monthly Rent amount at least equal to the present Base Monthly Rent of this Lease, this Lease shall be terminated upon the commencement date of the Lease for such substitute space.  Notwithstanding the above-stated, Lessee shall remain obligated to pay for any adjustments in rent pursuant to Paragraphs 3 and 4 due Lessor as a result of Lessee’s tenancy hereunder and this obligation shall survive the termination of this Lease pursuant to this Paragraph 34.

35.          SUBORDINATION

35.01        Without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, and at the election of Lessor or any mortgagee with a lien on the Project or any ground lessor with respect to the Project, this Lease will be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Lessor’s interest or estate in any of said items is specified as security.  In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Lessee will, notwithstanding any subordination, attorn to and become the Lessee of the successor in interest to Lessor, at the option of such successor in interest.  Lessee covenants and agrees to execute and deliver, upon demand by Lessor and in the form requested by Lessor any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or deed of trust.  Lessee hereby irrevocably appoints Lessor as attorney-in-fact of Lessee to execute, deliver and record any such document in the name and on behalf of Lessee.

36.          MISCELLANEOUS PROVISIONS

36.01        Whenever the singular number is used in this Lease and when required by the context, the same will include the plural, and the masculine gender will include the feminine and neuter genders, and the word “person” will include corporation, firm, partnership, or association.  If there be more than one Lessee, the obligations imposed upon Lessee under this Lease will be joint and several.

36.02        The headings or titles to paragraphs of this Lease are not a part of this Lease and will have no effect upon the construction or interpretation of any part of this Lease.

36.03        This instrument contains all of the agreements and conditions made between the parties to this Lease and may not be modified orally or in any other manner than by an agreement in writing signed by duly authorized representatives of all parties to this Lease.  Lessee acknowledges that neither Lessor nor Lessor’s agents have made any representation or warranty as to the suitability of the Premises to the conduct of Lessee’s business.  Any agreements, warranties or representations not expressly contained herein will in no way bind either Lessor or Lessee, and Lessor and Lessee expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease.

36.04        Time is of the essence of each term and provision of this Lease.

36.05        Except as otherwise expressly stated, each payment required to be made by Lessee is in addition to and not in substitution for other payments to be made by Lessee.

36.06        Subject to Paragraph 20, the terms and provisions of this Lease are binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of Lessor and Lessee.

36.07        All covenants and agreements to be performed by Lessee under any of the terms of this Lease will be performed by Lessee at Lessee’s sole cost and expense and without any abatement of rent.

36.08        In consideration of Lessor’s covenants and agreements hereunder, Lessee hereby covenants and agrees not to disclose any terms, covenants or conditions of this Lease to any other party without the prior written consent of Lessor.

36.09        If Lessee shall request Lessor’s consent and Lessor shall fail or refuse to give such consent, Lessee shall not be entitled to any damages for any withholding by Lessor of its consent; Lessee’s sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Lessor has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Lessor may not unreasonably withhold its consent.

36.10        It is hereby acknowledged by Lessee that Lessor, on or about January 1, 1996, entered into that one certain Assignment of Leases and Rents, in favor of Business Men’s Assurance Company of America, a Missouri Corporation (“Lender”) which was so entered into by Lessor in connection with a certain financing transaction in favor of Lender.  Reference thereto is hereby made for all purposes.  The Assignment of Leases and Rents constitutes a security interest on the Base Monthly Rent and Additional Rent Payable hereunder.  The Assignment of Leases and Rents was entered into by Lessor in connection with the execution of a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement (“Deed of Trust”), also in connection with such financing transaction.  Such Deed of Trust constitutes a lien on the Project and the Premises.  Lessee hereby agrees, upon request of Lessor or Lender to enter into a Subordination, Non-Disturbance and Attornment Agreement, with Lender, in form and substance satisfactory to Lender, subordinating this Lease to the lien of the Deed of Trust and the Assignment of Leases and Rents.  Further, upon notice of an event of default, as provided for under the terms of the Assignment of Leases and Rents, and under the terms of the Deed of Trust, from Lender, Lessee is hereby authorized to pay all rentals hereunder directly to Lender.

37.          DEPOSIT AGREEMENT

37.01        Lessor and Lessee hereby agree that Lessor will be entitled to immediately endorse and cash Lessee’s good faith rent and the Security Deposit check(s) accompanying this Lease.  It is further agreed and understood that such action will not guarantee acceptance of this Lease by Lessor, but, in the event Lessor does not accept this Lease, such deposits will be refunded in full to Lessee.  This Lease will be effective only after Lessee has received a copy fully executed by Lessor.

38.          GOVERNING LAW

38.01        This Lease is governed by and construed in accordance with the laws of the state in which the Premises are located, and venue of any suit will be in the county where the Premises are located.

39.          NEGOTIATED TERMS

39.01        This Lease is the result of the negotiations of the parties and has been agreed to by both Lessor and Lessee after prolonged discussion.

40.          SEVERABILITY

40.01        If any provision of this Lease is found to be unenforceable, all other provisions shall remain in full force and effect.

41.          LANDLORD’S LIEN

41.01        LESSOR HEREUNDER WILL HAVE THE BENEFIT OF, AND THE RIGHT TO, ANY AND ALL LANDLORD’S LIENS PROVIDED UNDER THE LAW BY WHICH THIS LEASE IS GOVERNED.

42.          SPECIAL PROVISIONS

All underground parking spaces are at no additional cost.  Cain Watters & Associates and their Affiliated Companies will be assigned all the reserved underground parking spaces (except for any spaces that have been previously reserved for NON Cain Watters & Associates and Affiliated Tenants).

Rent that is due by all Cain Watters & Associates Affiliated Companies that is so designated on exhibit “C” (attached) will also adhere to all the provisions of this “Master Lease” 8% Cap on Expenses

43.          OPTION TO RENEW LEASE

43.01        Provided Lessee is not in default of the Lease at the time it exercises this option or has not been in default during any other period of the Lease Term, Lessee is hereby granted the option to renew this Lease for an additional period       5    years at a lease rate to be determined in the last year of the existing lease and no later than six (6) months prior to the end of the lease expiration date.  In the event Lessor and Lessee are unable to agree as to the terms, conditions and rental applicable to such renewed term with six (6) months prior to the expiration of the initial term, the parties hereto shall have no further obligation hereunder.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year indicated by Lessor’s execution date as written below.  Individuals signing on behalf of a Lessee warrant that they have the authority to bind their principals.  In the event that Lessee is a corporation, Lessee shall deliver to Lessor, concurrently with the execution and delivery of this Lease, a certified copy of corporate resolutions adopted by Lessee a authorizing said corporation to enter into and perform the Lease and authorizing the execution and delivery of the Lease on behalf of the corporation by the parties executing and delivering this Lease.

LESSOR		LESSEE

PETERSON PLACE PARTNERS, LTD.		CAIN, WATTERS & ASSOCIATES, P.C.

By:	/s/ Richard Hayes Fishel	By:	/s/ Mike Watters
	Richard Hayes Fishel, Chairman		Mike Watters, President

	DATE: 6/15/07		DATE:
Lease doc 21802

EXHIBIT “A”

BEING a tract of land situation in the Hiram Wilburn Survey, Abstract No. 1567, City Block No. 7015, City of Dallas, Dallas County, Texas, and being the same tract of land described in the deed recorded in Volume 83045, Page 494 of the Deed Records of Dallas County, Texas, and being more particularly described as follows:

BEGINNING at a 5/8-inch  iron rod in the South line of Peterson Lane (a 60 foot right-of-way), said iron rod also being the Northeast corner of Sunscape Addition, an addition to the City of Dallas, Texas as recorded in Volume 77251, Page 10, Deed Records, Dallas County, Texas, said iron rod also being South 89 degrees 50 minutes 00 seconds West, a distance of 330.00 feet from the intersection of the South line of Peterson Lane and the West line of Montfort Drive (a 60 foot right-of-way);

THENCE North 89 degrees 50 minutes 00 seconds East along said South line of Peterson Lane a distance of 150.00 feet to a 1/2-inch  iron rod for corner;

THENCE South 00 degrees 33 minutes 00 seconds East a distance of 474.98 feet to a 5/8-inch  iron rod for corner in the South line of City Block 7015;

THENCE North 89 degrees 54 minutes 25 seconds West along said South line of City Block 7015 a distance of 150.00 feet to a 5/8-inch  iron rod for corner at the Southeast corner of said Sunscape Addition;

THENCE North 00 degrees 33 minutes 00 seconds West along the East line of said Sunscape Addition a distance of 474.30 feet to the POINT OF BEGINNING and containing 71,193 square feet or 1.6344 acres of land.

EXHIBIT “B”

A.           AGREEMENT

A.1           Lessor and Lessee agree to the construction of improvements in the Premises according to the terms and conditions of the Lease and this Exhibit “B”.

A.2           Lessor will provide Lessee with final detailed plans and specifications of all proposed improvements on or before N/A.

A.3           Lessee will return to Lessor a copy of said final detailed plans and specifications approved by Lessee on or before N/A, subject to the provisions of paragraph D.1 Delays of this Exhibit “B”.

A.4           Any changes required by Lessee to final plans and specifications previously approved by both Lessor and Lessee, shall be approved by Lessor at its sole discretion, subject to the provisions of paragraph D.1 Delays of this Exhibit “B”.

A.5           Lessor will complete all final proposed improvements to the best of its ability on or before N/A, subject to the provisions of paragraph D.2 Delays of this Exhibit “B”.

B.           LESSEE PAID IMPROVEMENTS

B.1           N/A

C.           METHOD OF PAYMENT

C.1           $  N/A  is to be paid by Lessee to Lessor subject to the provisions of E.3 of this Exhibit “B” in the manner stated below:

D.           DELAYS

D.1           Should Lessee not submit approved final plans and specifications to Lessor by the date indicated in paragraph A.3 of this Exhibit “B”, Lessor will not be subject to any liability and the validity of this Lease will not be affected in any way.  However, Lessor also reserves the right, at its sole discretion, to terminate this Lease.

D.2           The commencement of rent on the date specified in paragraph 1.06 of this Lease will not be postponed or waived and Lessor will not be subject to any liability if:

(i)
Lessee is the cause of any delay in construction.  By way of example, including but not limited to:  Lessee’s request for a delay; the installation of Lessee’s trade fixtures and/or equipment; Lessee’s request for additional improvements after plans and specifications have been approved as described in paragraph A.3,

(ii)
Lessor is unable to complete all improvements by the date indicated in A.5 of this Exhibit “B” due to circumstances beyond Lessor’s reasonable control, including but not limited to:  requirements by any governing authority; shortages; strikes; material delivery delays; or acts of God.

E.           ADDITIONAL COSTS

E.1           Any changes required by any governing authority to Lessee approved final plans and specifications to conform to local, state or federal laws will be at the sole cost of Lessee, in addition to any other previously agreed upon improvement costs, if such changes are determined to be for the lessee’s special use and not part of the general requirements of Lessor to Lease space at the Project, in accordance with the provisions of paragraph E.3 of this Exhibit “B”.

E.2           Should any changes to previously approved plans and specifications be required by Lessee:

(i)	the cost of such revised final plans and specifications shall be at the sole cost of Lessee;

(ii)
the cost of any changes resulting from such revised plans and specifications shall be at the sole cost and expense of Lessee; and such charges shall be subject to the provisions of paragraphs D and E.3 of this Exhibit “B”.

E.3           Any additional costs including costs of revised construction drawings, incurred as a result of the changes described in paragraphs E.1 and E.2 above, or if for any other reason the actual costs of improvements exceed Lessor’s estimated improvement costs, (a) such costs or expenses shall be paid by Lessee to Lessor immediately upon receipt by Lessee of Lessor’s itemized notice, or (b) such costs or expenses shall be amortized and included in the Base Monthly Rent for the duration of the Lease Term.

F.           LESSOR’S PAID IMPROVEMENTS

F.1           Lessor at its sole cost will provide the following improvements:

N/A

PETERSON PLACE - CWA & AFFILIATED COS. - BASE YEAR 6/30/2008
EXHIBIT C

4/18/2007

SUITE #	RATE	TENANT NAME	SQ. FT.	% OF BLD	MONTHLY	ANNUAL RENT	LEASE EXP.
100	$18.00	CAIN, WATTERS (III : I EMP)	2,850	5.2657%	4,275.00	$51,300.00	6/30/2012
120	$18.00	CAIN, WATTERS (TRUST DEPT.)					6/30/2012
130	$18.00	CAIN, WATTERS (MKT. & DENTAL PL.)	1,480	2.7345%	2,220.00	$26,640.00	6/30/2012
155	$18.00	DCMI	2,697	4.9830%	4,045.50	$48,546.00	6/30/2012
160	$18.00	CAIN, WATTERS (ACCOUNTING DEPT.)	3,032	5.6020%	4,548.00	$54,576.00	6/30/2012
175	$18.00	CAIN, WATTERS (TAX DEPT.)	4,165	7.6953%	6,247.50	$74,970.00	6/30/2012
190	$18.00	CAIN, WATTERS (III : I FMR)	3,891	7.1890%	5,836.50	$70,038.00	6/30/2012
250	$18.00	CAIN, WATTERS (all second floor space)	25,524	47.1584%	38,286.00	$459,432.00	6/30/2012

TOTAL:		CWA OCCUPANCY FOR MASTER LEASE	43,639
TOTAL BUILDING SQUARE FOOTAGE			54,124
TOTAL BUILDING OCCUPANCY
CWA & AFFILIATES PORTION OF BUILDING			80.63%	0	65,458.50	$785,502.00

PETERSON PLACE
TYPICAL MONTHLY / QUARTERLY / ANNUAL EXPENSES

(EXHIBIT “D”) PETERSON PLACE GENERAL EXPENSE ITEMS
5/3/2007
ACCOUNTS PAYABLE	SPECIALTY	TERM	MONTH	QUARTER	ANNUAL	TOTAL
CAIN, WATTERS & ASSOCIATES	ACCOUNTING	12	$425.00			$5,100.00
CAIN, WATTERS & ASSOCIATES	TAX PREP.	1			$2,200.00	$2,200.00
CAIN, WATTERS & ASSOCIATES	1099 PREP.	1			$600.00	$600.00
STANDARD SECURITY SYSTEMS	MONITOR	4	$-	$324.75		$1,299.00
STANDARD SECURITY SYSTEMS	KEY CARDS	4		$121.78		$487.12
AIR BAND COMMUNICATIONS	SECURITY	12	$106.19			$1,274.28
UNITED ELEVATOR	ELEVATOR / SCH.	12	$373.69			$4,484.28
STATE ELEVATOR CERTIFICATE	ELEVATOR	1	$60.00			$60.00
AT&T	ELEVATOR/FIRE TEL.	12	$83.47			$1,001.64
GARCIA CLEANING	MAINT. & CLEANING	52	$1,080.00			$56,160.00
JANPAK/ DALLAS	CLEAN / PRODUCTS	12	$350.00			$4,200.00
CONTRACT LABOR	MISC. LABOR	4	$600.00			$2,400.00
PROPERTY TAXES	TAXES	12	$8,750.00			$105,000.00
NATIONWIDE INSURANCE	INSURANCE	12	$579.25			$6,951.00
CITY OF DALLAS	WATER	12	$875.00			$10,500.00
LOWES	PARTS / SUPPLIES	12	$400.00			$4,800.00
CHAMPION WASTE SERVICES	TRASH DISPOSAL	12	$247.84			$2,974.08
KELLY MOORE / SHERWIN WILLIAMS	PAINT	12	$80.00			$960.00
CHANCE MAINTENANCE	LANDSCAPE MAINT.	12	$242.63			$2,911.56
LANDSCAPE MAINT. OTHERS	LANDSCAPE MAINT.	4		$400.00		$1,600.00
VICTORIAN GARDENS	INTERIOR PLANTS	12	$541.25			$6,495.00
AIRE DYNAMICS	MAINTENANCE	4		$345.00		$1,380.00
AIRE DYNAMICS	MAINTENANCE /SCH.	4		$1,200.00		$4,800.00
REXEL-SUMMERS	LIGHT BULBS	12	$60.00			$720.00
NAUTILUS INVESTMENTS	BLD. MANAGEMENT	12	$2,000.00			$24,000.00
RELIANT ENERGY	ELECTRICITY	12	$9,166.67			$110,000.04
CITY OF DALLAS	LICENSES	2			$175.00	$350.00
KURTZ & ASSOCIATES	TAX PROTEST	1			$1,500.00	$1,500.00
ALL OTHER REPAIR & MAINT. EXPENSES	MISC. ITEMS	12	$3,400.00			$40,800.00
TOTAL TYPICAL EXPENSES		12	$33,750.67			$405,008.00
BUILDING SQUARE FOOTAGE	54,124		$405,008.00		$33,750.67	$7.48

PETERSON PLACE
TYPICAL MONTHLY / QUARTERLY / ANNUAL EXPENSES

(EXHIBIT “D” page 2) REPAIR & MAINTENANCE ITEMS INCLUDE
5/3/2007
PAINT & CAULKING
HVAC SERVICING & REPAIR
PLUMBING
CARPET CLEANING
WINDOW WASHING
ROOF REPAIR
PARKING LOT STRIPING
LIGHT BULBS & BALLAST
AIR FILTERS
DRINKING FOUNTAINS
MARBLE RESTORATION & REPAIR
TILE REPAIR
CONCRETE REPAIR
CEILING TILE REPAIR
INSULATION
WALLPAPER REPAIR
LIGHT FIXTURE REPAIR
FIRE SPRINKLER SYSTEM REPAIR
SECURITY SYSTEM UPDATE & REPAIR
KEY CARD SYSTEM UPDATE & REPAIR
CAMERA SYSTEM REPAIR & ADDITIONS
AIR HANDLER SYSTEM REPAIR
THERMOSTATS REPAIR & REPLACEMENT
AIR FLOW CONTROLLER REPAIR
AIR DUCT REPAIR
ELECTRICAL PANELS
CIRCUIT BREAKER REPLACEMENTS
LANDSCAPE SPRINKLER SYSTEM REPAIR
LANDSCAPE MATERIALS
CONCRETE & BLOCK WALLS
SPECIALIZED LIGHTING REPAIR
DOOR & LOCK REPAIR
WINDOW REPAIR

EXHIBIT “E”
EXAMPLE OF BASE YEAR CALCULATION FOR CAIN, WATTERS
(This is only an example and is an estimate of how a base year calculation works)
6/15/2007
CAIN, WATTERS HAS A 8% BASE YEAR STOP FOR THE 5 YEAR TERM STARTING 7/1/2007

YEAR	BASE YEAR	est. Exp.	Bld. B.R./ s.f.	$ increase/ Yr.	cumulative Total%	CWA max. % inc.	CWA B.R. / s.f.
2007	2007	$7.50
2008	2	$8.00	$0.50	$0.50	6.67%	8.00%	$0.50
2009	3	$9.00	$1.50	$1.00	20.00%	16.00%	$1.20
2010	4	$10.00	$2.50	$1.00	33.33%	24.00%	$1.80
2011	5	$9.75	$2.25	$(0.25)	30.00%	32.00%	$2.25
2012	(6 months)	$9.55	$2.05	$(0.20)	27.33%		$1.03

EXHIBIT “F”
PETERSON PLACE CAPITAL IMPROVEMENTS - TYPICAL
5/3/2007
TENANT IMPROVEMENTS ON NEW LEASE IN SUITE
NEW WALLS / INCLUDING DRYWALL & STUDS
NEW DOORS WHERE NEEDED
NEW CEILING TILE WHERE NEEDED
NEW ROLL SHADES OR BLINDS
NEW CARPET
NEW VCT OR VINYL FLOORING WHERE NEEDED
NEW LIGHT FIXTURES
PLUMBING PER PLAN
NEW KITCHEN CABINETS & COUNTER TOPS
NEW ELECTRICAL SWITCHES & OUTLETS PER PLAN
NEW FIRE SPRINKLER HEADS WHERE NEEDED
NEW SUPPLY DUCTS & RETURN AIR GRILLS AS NEEDED
PAINT SUITE
WALLPAPER IN SPECIFIC OFFICES
NEW SUITE SIGN & DIRECTORY STRIP
NEW FRONT DOOR KEYS

COMMON AREA CAPITAL IMPROVEMENTS
REMODELING OF COMMON RESTROOMS
REMODELING OF ATRIUM
TOTAL REPLACEMENT OF HVAC UNIT VERSES COMPONENTS
TOTAL REPLACEMENT OF ELEVATOR
TOTAL REPLACEMENT OF ROOF